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                                                                       EXHIBIT 5

                     B A S S,  B E R R Y  &  S I M S  P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234

                               September 17, 1998


SCB Computer Technology, Inc.
1365 West Brierbrook Road
Memphis, TN 38138

         Re:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on September 17, 1998, covering 300,000 shares, par value $.01 per share, of common stock (the "Common Stock") of SCB Computer Technology, Inc. (the "Company") to be offered for sale by John Severini and Barbara Severini (the "Selling Shareholders") on the terms set forth in the Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Selling Shareholders are validly issued, fully paid, and nonassessable.

                                             Very truly yours,



                                             /s/ Bass, Berry & Sims PLC